Filed under Rule 424(b)(2), Registration Statement No. 333-172579

Preliminary Pricing Supplement No. 14 - Dated Monday, September 19, 2011 (To: Prospectus Dated March 2, 2011)

CUSIP	Principal		Gross	Net	Coupon	Coupon	Coupon	Day Count	Maturity	1st Coupon	1st Coupon	Survivor’s	FDIC	Product

Number	Amount	Selling Price	Concession	Proceeds	Type	Rate	Frequency	Basis	Date	Date	Amount	Option	Guaranteed	Ranking

96121BAP2		$100.000%	1.250%	$	Fixed	2.250%	Monthly	30/360	09/15/2016	10/15/2011	$1.00	Yes	No	Senior Unsecured Notes

Redemption Information: Non-Callable

				Trade Date: Monday, September 26, 2011 @ 12:00 PM ET									Westpac Banking Corporation

				Settle Date: Thursday, September 29, 2011									Prospectus dated March 2, 2011

Minimum Denomination/Increments:$1,000.00/$1,000.00

Initial trades settle flat and clear SDFS: DTC Book Entry only

Joint Lead Managers and Lead Agents: BofA Merrill Lynch, Incapital LLC Agents: Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner

& Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC, Wells Fargo Advisors, LLC

InterNotes® is a registered trademark of Incapital Holdings LLC. All Rights Reserved.
Westpac Banking Corporation